Exhibit 24.2

CONCHO RESOURCES INC.

Power of Attorney

Each person whose signature appears below constitutes and appoints Timothy A. Leach, Jack F. Harper, C. William Giraud and Travis L. Counts, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement on Form S-3, File No. 333-225609, filed by Concho Resources Inc. and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 19th day of July, 2018.

/s/ Steven D. Gray Steven D. Gray	Director